Exhibit 99.6

SPECIAL MEETING OF STOCKHOLDERS OF

LOGMEIN, INC.

January 25, 2017

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Special Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at https://www.proxydocs.com/LOGM

i  Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet or telephone.  i

∎	00030300300030000000 2	012517

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.

Approval of the Company’s issuance of its common stock in connection with the Agreement and Plan of Merger dated as of July 26, 2016, as it may be amended from time-to-time, among the Company, Lithium Merger Sub, Inc., Citrix Systems, Inc. and GetGo, Inc.

			FOR ☐	AGAINST ☐	ABSTAIN ☐

	2.	Adoption of an amendment to the Company’s restated certificate of incorporation to increase the Company’s authorized number of shares of common stock by an additional 75,000,000 shares, conditioned upon the closing of the merger of Lithium Merger Sub, Inc. with and into GetGo, Inc., as contemplated by the Agreement and Plan of Merger.	☐	☐	☐

	3.	Approval of the amendment and restatement of the Company’s 2009 Stock Incentive Plan to (i) increase the number of shares of the Company’s common stock that may be issued under the plan by an additional 4,500,000 shares and (ii) extend the term of the plan to December 5, 2026, conditioned upon the closing of the merger of Lithium Merger Sub, Inc. with and into GetGo, Inc., as contemplated by the Agreement and Plan of Merger.	☐	☐	☐

	4.	Approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the issuance of the Company’s common stock in connection with the Agreement and Plan of Merger.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1, Proposal 2, Proposal 3 and Proposal 4.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

∎	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	∎

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LOGMEIN, INC.

Proxy for Special Meeting of Stockholders on January 25, 2017

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints William R. Wagner and Edward K. Herdiech, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Stockholders of LogMeIn, Inc., to be held January 25, 2017 at the offices of Latham & Watkins LLP, 200 Clarendon Street, 27th Floor, Boston Massachusetts, 02116, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)

∎ 1.1	14475 ∎